UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – July 7, 2011

BRAZIL GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33714	98-0430746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File number)	Identification No.)

800 Bellevue Way, Suite 400, Bellevue, WA USA 98004
(Address of principal executive offices, including zip code)

(425) 922-0072
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement.

Brazil Gold (the “Company”) entered into an equity purchase agreement (the “Equity Purchase Agreement”) with Southridge Partners II, LP (“Southridge”) on July 7, 2011.  Pursuant to the Equity Purchase Agreement, Southridge committed to purchase up to [$10,000,000] of our common stock, over a period of time terminating on the earlier of: (i) 24 months from the effective date of a registration statement to be filed in connection therewith or (ii) the date on which Southridge has purchased shares of our common stock pursuant to this agreement for an aggregate maximum purchase price of [$10,000,000]; such commitment is subject to certain conditions. The purchase price to be paid by Southridge will be 92% of the price of our common stock on the date the purchase price is calculated under the Equity Purchase Agreement.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Purchase Agreement.  The maximum amount that we are entitled to put in any one notice is such number of shares of common stock as equals the lesser $500,000 or 250% of the average of the dollar volume of our common stock for the 20 trading days preceding the put, provided that the number of put shares to be purchased by Southridge shall not exceed the number of such shares that, when aggregated with all other shares and securities of the Company then owned by Southridge beneficially or deemed beneficially owned by Southridge, would result in Southridge owning more than 9.99% of all of the Company’s common stock as would be outstanding on such closing date.  There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put.  During such time, we are not entitled to deliver another put notice.

There are circumstances under which we will not be entitled to put shares to Southridge, including the following:

•

we will not be entitled to put shares to Southridge unless there is an effective registration statement under the Securities Act to cover the resale of the shares by Southridge;

•

we will not be entitled to put shares to Southridge unless our common stock continues to be quoted on the OTC Bulletin Board and has not been suspended from trading;

•

we will not be entitled to put shares to Southridge if an injunction shall have been issued and remain in force against us, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the shares to Southridge;

•

we will not be entitled to put shares to Southridge if we have not complied with our obligations and are otherwise in breach of or in default under, the Equity Purchase Agreement, our registration rights agreement (the “Registration Rights Agreement”) with Southridge or any other agreement executed in connection therewith with Southridge;

•

since the date of the filing of the Company’s most recent filing with the Securities and Exchange Commission no event that had or is reasonably likely to have a Material Adverse Effect (as defined in the Equity Purchase Agreement) has occurred; and

•

we will not be entitled to put shares to Southridge to the extent that such shares would cause Southridge’s beneficial ownership to exceed 9.99% of our outstanding shares.

The Equity Purchase Agreement further provides that Southridge is entitled to customary indemnification from us for any losses or liabilities it suffers as a result of any breach by us of any provisions of the Equity Purchase Agreement or the Registration Rights Agreement, or as a result of any lawsuit brought by a third-party arising out of or resulting from Southridge's execution, delivery, performance or enforcement of the Equity Purchase Agreement or the Registration Rights Agreement or from material misstatements or omissions in the prospectus accompanying the registration statement for the resale of the shares issued to Southridge.

As a condition for the execution of the Equity Purchase Agreement, the Company issued to Southridge 450,000 shares of its restricted common stock pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

On July 7, 2011 Company issued to Southridge, and Southridge purchased from the Company a Series of five 8% Convertible Promissory Notes each in the principal amount of Fifty Thousand Dollars ($50,000) (the “Note”, or collectively the “Notes”) and a stock warrant for the amount of 384,615 shares of the Company’s common stock in consideration for up to Two Hundred Fifty Thousand Dollars ($250,000). The Company may draw up to $50,000 per month and each Note shall have a maturity date of one hundred (100) days. The Company has received $50,000 in Note proceeds. The Principal plus any interest shall be convertible into common stock of the Company at seventy percent (70%) of the average of two (2) low closing bid prices for the five (5) trading days prior to conversion of the Notes. The Notes bear interest at 8% payable quarterly in cash or in Company common stock at a 50% discount to the average of the closing prices for the five (5) trading days prior to the interest payment being due. The Notes are collateralized with shares on the Company’s common stock having a Market Value equivalent to two hundred fifty percent (250%) of the principal amounts of the Notes. Such shares have been pledged by Philip Jennings, the Company’s President pursuant to a bonafide pledge agreement. The Company may redeem the Notes at rates from one hundred percent (100%) to one hundred thirty (130%) of the principal amount of the Notes beginning ninety (90) days after the date of original issuance of such Notes.

The Equity Purchase Agreement also contains representations and warranties of each of the parties.  The assertions embodied in those representations and warranties were made for purposes of the Equity Purchase Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Equity Purchase Agreement.  In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. In connection with the Equity Purchase Agreement, we entered into the Registration Rights Agreement with Southridge pursuant to which we agreed to register shares of the common stock to be issued to Southridge.

This description of the Equity Purchase Agreement, Registration Rights Agreement, the Notes, Pledge Agreement and Guaranty with Southridge is not purported to be complete and is qualified in its entirety by reference to each of the Equity Purchase Agreement, Registration Rights Agreement, the Notes, Pledge Agreement and Guaranty, which are attached as exhibits hereto and incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits

EXHIBITS, FINANCIAL STATEMENT SCHEDULES.

Exhibit	Document Description
10.1	Equity Plan Agreement with Southridge
10.2	Registration Rights Agreements with Southridge
10.3	Notes Purchase Agreement with Southridge
10.4	Securities Purchase Agreement with Southridge
10.5	Common Stock Purchase Warrant issued to Southridge
10.6	Pledge Agreement between Southridge and Philip Jennings
10.7	Guaranty Agreement between Southridge with Philip Jennings

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRAZIL GOLD CORP.

July 13, 2011	By:	/s/ Philip Jennings
Philip Jennings
President

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